Exhibit 10.1

YUM CHINA HOLDINGS, INC.

2022 LONG TERM INCENTIVE PLAN

Section 1.

General
1.1
Purpose. This Yum China Holdings, Inc. 2022 Long Term Incentive Plan (the “Plan”) has been established by Yum China Holdings, Inc. (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) align the interests of Participants with those of the Company’s shareholders. The Plan replaces the Yum China Holdings, Inc. Long Term Incentive Plan (the “2016 Plan”) and the 2016 Plan shall continue to govern awards granted prior to the Effective Date (as defined below) but no new awards shall be granted under the 2016 Plan following the Effective Date.
1.2
Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals on the basis of their contributions to the development and growth of the Group, as determined by the Company, those persons who will be granted one or more Awards under the Plan, and thereby become a “Participant” in the Plan.
1.3
Operation, Administration, and Definitions. The operation and administration of the Plan shall be vested in the Committee, as described in Section 7. Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 9 hereof).
Section 2.

Options and SARS
2.1
Definitions.
(a)
The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price and during a specified time established by the Committee. Any Option granted under this Section 2 may be either a non-qualified option (an “NQO”) or an incentive stock option (an “ISO”), as determined in the discretion of the Committee. An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in Code Section 422(b). An “ISO” is an Option that satisfies the requirements applicable to an “incentive stock option” described in Code Section 422(b) and which is designated at the time of grant as an “incentive stock option.” An Option will be deemed to be a NQO unless it is specifically designated by the Committee as an ISO and/or to the extent that it does not meet the requirements of an ISO.

(b)
The grant of a stock appreciation right (an “SAR”) entitles the Participant to receive, in cash or Stock (as determined in accordance with the terms of the Plan and specified in the applicable Award Agreement), value equal to (or otherwise based on) the excess of: (i) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (ii) an Exercise Price established by the Committee.
2.2
Eligibility. The Committee shall designate the Participants to whom Options or SARs are to be granted under this Section 2 and shall determine the number of shares of Stock subject to each such Option or SAR and the other terms and conditions thereof, not inconsistent with the Plan. Without limiting the generality of the foregoing, the Committee may not grant dividends or dividend equivalents (current or deferred) with respect to any Option or SAR granted under the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.
2.3
Limits on ISOs. If the Committee grants ISOs, then to the extent that the aggregate fair market value of shares of Stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year (under all plans of the Company, any parent and all Subsidiaries) exceeds the amount (currently $100,000) established by the Code, such Options shall be treated as NQOs to the extent required by Code Section 422. Any Option that is intended to constitute an ISO shall satisfy any other requirements of Code Section 422 and, to the extent such Option does not satisfy such requirements, the Option shall be treated as an NQO.
2.4
Exercise Price. The “Exercise Price” of each Option or SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; provided, however, that the Exercise Price shall not be less than the higher of (i) the Fair Market Value of a share of Stock on the date of grant (which must be a NYSE trading day) and (ii) the average Fair Market Value of a Share of common stock for the five NYSE trading days immediately preceding the date of grant (or, if greater, the par value of a share of Stock on such date(s)). Notwithstanding the foregoing and subject to approval, waiver, confirmation or otherwise as applicable from the HKEx, Options and SARs granted under the Plan in replacement for awards under plans and arrangements of the Company or a Subsidiary that are assumed in business combinations or similar corporate transactions may provide for Exercise Prices that are less than the Fair Market Value of the Stock at the time of the replacement grants, if the Committee determines that such Exercise Price is appropriate to preserve the economic benefit of the award.
2.5
Exercise/Vesting. Except as otherwise expressly provided in the Plan, an Option or SAR granted under the Plan shall be exercisable in accordance with the following:
(a)
The terms and conditions relating to exercise and vesting of an Option or SAR shall be established by the Committee to the extent not inconsistent with the Plan and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards as assessed in accordance with the Performance Measures prior to exercise or the achievement of stock ownership guidelines by the Participant.
(b)
No Option or SAR may be exercised by a Participant prior to the date on which it is exercisable (or vested) or after the ten year anniversary of the date on which the Option or SAR was granted (or such shorter period as determined by the Committee at the time of grant or as required by law or the rules of any stock exchange on which the Stock is listed or the Code).
2.6
Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:
(a)
Subject to the following provisions of this subsection 2.6, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.6(c), payment may be made as soon as practicable after the exercise).
(b)
The Exercise Price shall be payable in cash or by way of a net exercise through authorizing the Company to withhold whole shares of Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, or in any combination thereof, as determined by the Committee.
(c)
The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.
2.7
Post-Exercise Limitations. The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of an Option or SAR as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant, conformity with the Company’s recoupment or clawback policies and such other factors as the Committee determines to be appropriate.
2.8
Tandem Grants of Options and SARS. An Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement). If an Option is in tandem with an SAR, the Exercise Price of both the Option and SAR shall be the same, and the exercise of the corresponding tandem SAR or Option shall cancel the corresponding tandem SAR or Option with respect to such share. If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same Exercise Price as the earlier granted Award, but in any event subject to subsection 2.4.
2.9
No Repricing. Except for either adjustments pursuant to subsection 4.2 (relating to the adjustment of shares) or reductions of the Exercise Price approved by the Company’s shareholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower Exercise Price or a Full Value Award. Except as approved by the Company’s shareholders, in no event shall any Option or SAR granted under the Plan be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the Exercise Price of the Option or SAR is greater than the then current Fair Market Value of a share of Stock. In the event of a repricing, the Exercise Price shall still be subject to any other requirements imposed or waivers granted under applicable laws or applicable rules of any stock exchange on which the Stock is listed.
Section 3.

Full Value Awards and Cash Incentive Awards
3.1
Definitions.
(a)
A “Full Value Award” is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future (including restricted stock, restricted stock units, performance shares, and performance units) which is contingent on continuing service, the achievement of performance objectives as assessed in accordance with the Performance Measures during a specified performance period, or other restrictions as determined by the Committee. The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement. Notwithstanding the foregoing, no dividends or dividend equivalent rights will be paid or settled on Full Value Awards that have not been earned or vested.
(b)
A “Cash Incentive Award” is the grant of a right to receive a payment of cash (or in the discretion of the Committee, shares of Stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives as assessed in accordance with the Performance Measures over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to deferred payment.

3.2
Restrictions on Full Value Awards. Each Full Value Award shall be subject to such conditions, restrictions and contingencies set forth in this Plan and as the Committee shall determine and which are consistent with this Plan.
3.3
No Purchase Price. Grants of Full Value Awards shall be made based on the basis of their contributions to the development and growth of the Group, as determined by the Company, and the Participant is not required to pay any purchase price of shares of Stock awarded under the Full Value Award and the Cash Incentive Award.
Section 4.

Stock Reserved and Limitations
4.1
Shares Reserved and Other Amounts Subject to the Plan/Limitations. The shares of Stock for which Awards (which, for the avoidance of doubt, includes Options, SARs and Full Value Awards) may be granted under the Plan shall be subject to the following:
(a)
The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued.
(b)
Subject to the following provisions of this subsection 4.1 and the provisions of subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 31,000,000; provided, however, that the maximum number of shares of Stock in respect of all Awards which may be granted under this Plan (the “Scheme Mandate Limit”) shall be the lower of (i) 31,000,000 shares of Stock and (ii) such number of shares of Stock representing 10% of the total number of shares of Stock outstanding as of the date of approval of the Plan by the Company’s shareholders (the “10% Limit”). The foregoing Scheme Mandate Limit shall be reduced by the number of shares of Stock (or, with respect to Full Value Awards, two times the number of shares of Stock) subject to any grants that occur under the 2016 Plan between August 24, 2022 and the Effective Date. For purposes of applying the limitations of this paragraph 4.1(b), each share of Stock delivered pursuant to Section 3 (relating to Full Value Awards) shall be counted as covering two shares of Stock, and shall reduce the number of shares of Stock available for delivery under this paragraph 4.1(b) by two shares.
(c)
To the extent provided by the Committee and set forth in the Award Agreement, any Award may be settled in cash rather than Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.
(d)
To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because they have already lapsed in accordance with the terms of this Plan, including due to forfeiture, termination, or expiration of the Award, then such shares shall not reduce the Scheme Mandate Limit and shall remain available for grant under the Plan. In addition, only the shares subject to a stock-settled SAR that are issued to a Participant upon exercise of such stock-settled SAR shall reduce the Scheme Mandate Limit. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because (i) the shares of Stock were subject to an Option and were not issued or delivered upon the net settlement or net exercise of such Option or (ii) the shares of Stock were withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding Award, then such shares shall not reduce the Scheme Mandate Limit and shall remain available for grant under the Plan. In addition, subject to the 10% Limit, (x) shares withheld by the Company after August 24, 2022 to pay the withholding taxes related to an outstanding Award granted under the 2016 Plan and (y) shares subject to Awards granted under the 2016 Plan between August 24, 2022 and the Effective Date which are not delivered to a Participant or beneficiary because they have lapsed in accordance with the terms of the 2016 Plan, including due to forfeiture, termination, or expiration of the Award, in each case, shall become available for grant under the Plan. Shares of Stock repurchased by the Company on the open market with the proceeds of an Option exercise shall be cancelled and shall not again be available for delivery under the Plan.
(e)
Subject to the terms and conditions of the Plan, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries with respect to ISOs under the Plan shall be 31,000,000; provided, however, that to the extent that shares not issued must be counted against this limit as a condition of satisfying the rules applicable to ISOs, such rules shall apply to the limit on ISOs granted under the Plan.
(f)
Subject to subsection 4.2, the following additional maximums are imposed under the Plan:
(i)
Within the Scheme Mandate Limit, the maximum number of shares of Stock that may be issued in respect of all Awards granted to any Eligible Individual pursuant to Section 2 (relating to Options and SARs) shall be 9,000,000 shares during any five calendar-year period and shall be subject to any other requirements imposed under applicable laws or applicable rules of any stock exchange on which the Stock is listed. If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering one share of Stock for purposes of applying the limitations of this subparagraph (i).

(ii)
For Full Value Awards, no more than 3,000,000 shares of Stock may be subject to such Awards granted to any Eligible Individual during any five-calendar-year period (regardless of when such shares are deliverable) and shall be subject to any other requirements imposed under applicable laws or applicable rules of any stock exchange on which the Stock is listed.
(iii)
To the extent any grant of an Award to an Eligible Individual would result in the shares of Stock issued or to be issued in respect of all Awards granted to such individual (excluding any Awards that have been forfeited or lapsed in accordance with the terms of the Plan) in the 12-month period up to and including the date of such grant representing in the aggregate more than the limit set out in the HKEx Listing Rules (which is currently 1% of the shares of Stock of the Company issued as of such date (the “1% Individual Limit”)), such grant must be separately approved by the shareholders of the Company in accordance with the HKEx Listing Rules.
(iv)
In the case of any Award to a Non-employee Director, in no event shall the dollar value of the Award granted to any Non-employee Director for any calendar year (determined as of the date of grant) exceed $1,500,000.
(g)
The Company shall in any event comply with all applicable requirements, including the approval requirement, in respect of grants beyond applicable individual limits under any applicable laws or applicable rules of any stock exchange on which the Stock is listed.
4.2
Adjustments to Shares of Stock and Stock Awards. In the event of a capitalization issue, rights issue, subdivision or consolidation of shares or reduction of capital, the number and class of securities available under this Plan, the terms of each outstanding Option and SAR (including the number and class of securities subject to each outstanding Option or SAR and the Exercise Price or base price per share) and the terms of each outstanding Full Value Award (including the number and class of securities subject thereto), shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Options and SARs in accordance with Section 409A of the Code and Rule 17.03(13) of the HKEx Listing Rules to the extent applicable. Only where approval, waiver, confirmation or otherwise as applicable from the HKEx is obtained, in the event of any other equity restructuring event as defined under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard, or any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to the extent necessary to prevent dilution or enlargement of rights of participants. In case of an adjustment pursuant to this Section 4.2, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.
4.3
Grant of Awards to Directors, Chief Executive Officer or Substantial Shareholders. Where an Award is to be granted to a Director, chief executive officer or substantial shareholder of the Company or any of their associates (as determined in accordance with the HKEx Listing Rules) or any other connected persons of the Company (as defined under the HKEx Listing Rules), the grant shall be subject to approval requirements under applicable laws or applicable rules of any stock exchange on which the Stock is listed.
4.4
Refreshment of the Scheme Mandate Limit. Subject to the requirements of the HKEx Listing Rules in force from time to time, the Scheme Mandate Limit may be refreshed by the shareholders in a general meeting after three years from the date of the Company’s shareholders’ approval for the last refreshment (or the adoption of this Plan). Additional “refreshment” within any three year period must be approved by independent shareholders of the Company in a manner compliant with Chapter 17 of the Listing Rules in force from time to time. The Scheme Mandate Limit so refreshed shall not exceed 10% of the total number of issued shares of Stock as at the date of the shareholders’ approval of the refreshing of the Scheme Mandate Limit.
4.5
Grants beyond the Scheme Mandate Limit. The Company may seek separate approvals from the shareholders for granting Awards beyond the Scheme Mandate Limit in a manner as allowed under the HKEx Listing Rules.
4.6
Minimum Vesting Requirements. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards granted to Employee Participants shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries, (ii) Awards to Non-employee Directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iii) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the Scheme Mandate Limit pursuant to Section 4.1(b) (subject to adjustment under Section 4.2) in respect of (A) sign-on or make-whole grants to new Employee Participants, (B) grants of Awards with performance-based vesting conditions, (C) grants of Awards that are made in batches for administrative or compliance reasons, (D) grants of Awards that vest evenly over a period of 12 months or more, (E) grants of Awards with a total vesting and holding period of more than 12 months, and (F) shares of Stock subject to a minimum holding period of 12 months which are delivered to an Employee Participant under his/her compensation arrangements with the Company, including shares of stock delivered to a Non-employee Director in respect of such Non-employee Director’s annual retainer; and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any award in cases of retirement, separation, retention arrangements, death, disability or a Change in Control, in the terms of the Award Agreement or otherwise. The Committee shall when determining the vesting period of each grant of Award consider the purpose of the Plan, including but not limited to attraction and retention of individuals to the Company, motivation of performance and provision of competitive incentive opportunities.
4.7
Lapse of Awards. Unless otherwise set forth in the Award Agreement or determined by the Committee, Awards shall cease to vest upon a termination of the Participant’s employment or service with the Company or the Participant ceasing to be an Eligible Individual. In the event an Option or SAR expires without being exercised during the period prescribed under section 2.5(b) or an Award do not vest, such Award shall lapse, automatically forfeited and cancelled by the Company without action on the part of the Participant and for no consideration. The Company shall owe no liability to any participant for the lapse of any Award under this paragraph.
Section 5.

Change in Control

Subject to the provisions of subsection 4.2 (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, if a Change in Control occurs prior to the date on which an Award is vested and prior to the Participant’s separation from service and if the Participant’s employment is involuntarily terminated by the Company (other than for cause) on or within two years following the Change in Control, then:

(a)
All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.
(b)
All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.
(c)
All Full Value Awards (including any Award payable in Stock which is granted in conjunction with a Company deferral program) shall become fully vested and the Committee shall determine the extent to which performance conditions as assessed in accordance with the Performance Measures are met in accordance with the terms of the Plan and the applicable Award Agreement.

In no event shall the application of this Section 5 cause the vesting period of any Award of any Participant who is not an Employee Participant to be less than 12 months.

Notwithstanding anything in this Plan or any Award agreement to the contrary, to the extent any provision of this Plan or an Award agreement would cause a payment of deferred compensation that is subject to Code Section 409A to be made upon the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Code Section 409A.

Section 6.

Miscellaneous
6.1
Effective Date; Duration. Subject to its prior approval by the Company’s shareholders, this Plan shall become effective as of the effective date of the dual primary listing of the Stock on the Main Board of HKEx (the “Effective Date”). This Plan shall terminate as of the tenth anniversary of the date on which it was approved by the Company’s shareholders, unless terminated earlier by the Board. Upon termination of the Plan, no further Award will be offered but the provisions of this Plan shall remain in full force and effect in all other respects. Termination of this Plan shall not affect the terms or conditions of any Award granted prior to termination. Awards granted but not yet exercised or vested shall continue to be valid and exercisable in accordance with this Plan.
6.2
General Restrictions. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:
(a)
Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.
(b)
In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) of the Exchange Act and the rules and regulations thereunder or to obtain any exemption therefrom.
(c)
To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.
6.3
Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through (i) cash payment by the Participant, (ii) net settlement by authorizing the Company to withhold whole shares of Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of settlement, equal to the amount necessary to satisfy such withholding obligation, (iii) the Participant irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon settlement of the Award and remit to the Company a sufficient portion of the sale proceeds to pay the tax withholding resulting from such settlement, or (iv) any other means approved by the Committee and permitted under applicable law; provided, however, previously-owned Stock that has been held by the Participant or Stock to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law (or, if permitted by the Company, such other rate as shall not cause adverse accounting consequences under the accounting rules then in effect).
6.4
Grant and Use of Awards. Subject to subsection 4.1, in the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Except as required by applicable law, a Participant is not required to pay any amount in order to apply or accept an Award. Subject to subsection 2.9, Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to applicable laws and applicable rules of any stock exchange on which the Stock is listed and the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.
6.5
Timing on the grant of Awards. No Awards shall be granted in the periods prohibited under applicable law or the applicable rules of any stock exchange on which the Stock is listed.
6.6
Settlement and Payments. Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment (other than Option or SAR other than to the extent permitted by Code Section 409A), subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.
6.7
Transferability. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution, or, if provided by the Committee, pursuant to a qualified domestic relations order (within the meaning of the Code and applicable rules thereunder), in each case, to the extent permitted by applicable law. To the extent that Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the

Participant. Notwithstanding the foregoing provisions of this subsection 6.7, if provided by the Committee and subject to approval, waiver, confirmation or otherwise (as applicable) from the HKEx, Awards may be transferred to or for the benefit of the Participant’s family (including, without limitation, to a trust or partnership for the benefit of a Participant’s family), subject to such procedures as the Committee may establish. In no event shall an ISO be transferable to the extent that such transferability would violate the requirements applicable to such option under Code Section 422.
6.8
Rights as Shareholder. No Participant shall have any right as a shareholder of the Company with respect to any shares of Stock unless and until such Participant becomes a shareholder of record with respect to such shares of Stock. Once a Participant becomes a shareholder of record with respect to the shares of Stock subject to the Award, the Participant shall have all rights as a shareholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution or dividend with respect to shares of Stock subject to vesting conditions, including a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Stock with respect to which such distribution was made.
6.9
Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.
6.10
Agreement with Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.
6.11
Notices. Any notice or document required to be filed with the Committee under the Plan shall be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company or the Subsidiary, as applicable, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.
6.12
Action by Company or Subsidiary. Any action required or permitted to be taken under the Plan by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more non-employee members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company, or by any employee of the Company or a Subsidiary who is delegated by the board of directors authority to take such action.
6.13
Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.
6.14
Limitation of Implied Rights.
(a)
Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any of the Subsidiaries whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any of the Subsidiaries, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any of the Subsidiaries, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any of the Subsidiaries shall be sufficient to pay any benefits to any person.
(b)
The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or a Subsidiary or the right to continue to provide services to the Company or a Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and shares of Stock are registered in his name.
6.15
Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.
6.16
Misconduct. If the Committee determines that a present or former employee has (a) used for profit or disclosed to unauthorized persons, confidential or trade secrets of the Company or any Subsidiary; (b) breached any contract with or violated any fiduciary obligation to the Company or any Subsidiary; or (c) engaged in any conduct which the Committee determines is injurious to the Company or its Subsidiaries, the Committee may cause that employee to forfeit his or her outstanding awards under the Plan, provided, however, that during the pendency of a Potential Change in Control and as of and following the occurrence a Change in Control, no outstanding awards under the Plan shall be subject to forfeiture pursuant to this subsection 6.16. Nothing in this Plan or otherwise is intended to, or does, prohibit an Eligible Individual from (i) filing a charge or complaint with, providing truthful information to, or cooperating with an investigation being conducted by a governmental agency (such as the U.S. Equal Employment Opportunity Commission, another other fair employment practices agency, the U.S. National Labor Relations Board, the U.S. Department of Labor, or the U.S. Securities and Exchange Commission (the “SEC”)); (ii) engaging in other legally-protected activities; (iii) giving truthful testimony or making statements under oath in response to a subpoena or other valid legal process or in any legal proceeding; (iv) otherwise making truthful statements as required by law or valid legal process; or (v) disclosing a trade secret in confidence to a governmental official, directly or indirectly, or to an attorney, if the disclosure is made solely for the purpose of reporting or investigating a suspected violation of law. Accordingly, an Eligible Individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In the event an Eligible Individual files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Eligible Individual may disclose the trade secret(s) of the Company to his attorney and use the trade secret information in the court proceeding, if the Eligible Individual (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order. In accordance with applicable law, and notwithstanding any other provision of this Plan, nothing in this Plan or any of any policies or agreements of the Company or any affiliate applicable to the Eligible Individual (i) impedes an Eligible Individual’s right to communicate with the SEC or any other governmental agency about possible violations of federal securities or other laws or regulations or (ii) requires an Eligible Individual to provide any prior notice to the Company or its affiliates or obtain their prior approval before engaging in any such communications.
6.17
Restrictions on Shares and Awards. The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the Plan, whether pursuant to the exercise of an Option or SAR, settlement of a Full Value Award or Cash Incentive Award or otherwise, as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant, conformity with the Company’s recoupment, compensation recovery, or clawback policies and such other factors as the Committee determines to be appropriate. Without limiting the generality of the foregoing, unless otherwise specified by the Committee, any awards under the Plan and any shares of Stock issued pursuant to the Plan shall be subject to the Company’s compensation recovery, clawback, and recoupment policies as in effect from time to time.
6.18
Applicable Law. The provisions of the Plan shall be construed in accordance with the laws of the State of Delaware, without giving effect to choice of law principles. In the event any term of this Plan shall be inconsistent with or not in compliance with the applicable rules of the NYSE or the HKEx, the applicable rules of the NYSE or the HKEx shall prevail.
6.19
Foreign Individuals. Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or any of the Subsidiaries operates or has employees. The foregoing provisions of this subsection 6.19 shall not be applied to increase the share limitations of Section 4 or to otherwise change any provision of the Plan that would otherwise require the approval of the Company’s shareholders.
6.20
Liability for Cash Payments. Subject to the provisions of this Section 6, each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such payment is attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.
Section 7.

Committee
7.1
Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee of the Board (the “Committee”) in accordance with this Section 7. The Committee shall be selected by the Board, and shall consist solely of two or more non-employee members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the principal stock exchange on which the Stock is then traded. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. As of the Effective Date, the Committee shall mean the Compensation Committee of the Board.
7.2
Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:
(a)
Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance targets, restrictions, and other provisions of such Awards, and, subject to the restrictions imposed by Section 8, to cancel or suspend Awards, reissue or repurchase Awards, and accelerate the exercisability or vesting of any Award. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, the individual’s contributions to the Company’s or a Subsidiary’s success and such other factors as the Committee deems relevant.

(b)
To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.
(c)
The Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.
(d)
Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.
(e)
In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.
7.3
Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange on which the Stock is listed, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.
7.4
Information to be Furnished to Committee. The Company and the Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and the Subsidiaries as to an individual’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.
7.5
Limitation on Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Subsidiary be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Subsidiary. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.
Section 8.

Amendment and Termination

The Board may, at any time, amend or terminate the Plan (and the Committee may amend any Award Agreement); provided, however, that:

(a)
no amendment or termination of the Plan or amendment of any Award Agreement may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect in any material way the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment or termination is adopted by the Board or the Committee, as applicable, unless the Committee expressly reserved the right to do so at the time the Award was granted;
(b)
adjustments pursuant to subsection 4.2 shall not be subject to the foregoing limitations of this Section 8;
(c)
all material amendments to the Plan, including but not limited to amendments to the provisions of subsection 2.9 (relating to Option and SAR repricing), amendments expanding the group of Eligible Individuals, and amendments to or increases in the number of shares reserved under the Plan pursuant to paragraphs 4.1(b) (total shares reserved), 4.1(e) (relating to the limitations on ISOs), and 4.1(f) (relating to individual limits) will not be effective unless approved by the Company’s shareholders, in each case, to the extent required by applicable law;
(d)
if applicable laws or the rules of any stock exchange on which the Stock is listed require any amendment to the Plan, the Award Agreement and the terms of the Awards to seek the approval from the Company’s shareholders, the Board, the independent directors of the Board or the Committee, as applicable, such approval shall be obtained. It is the intention of the Company that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to Code Section 409A, the Plan and the Awards comply with the requirements of Code Section 409A and that the Board shall have the authority to amend the Plan as it deems necessary or desirable to conform to Code Section 409A. Notwithstanding the foregoing, neither the Company nor the Subsidiaries guarantee that Awards under the Plan will comply with Code Section 409A and the Committee is under no obligation to make any changes to any Award to cause such compliance; and
(e)
the amended Plan or the amended Award Agreement must still comply with the relevant applicable laws or applicable rules of any stock exchange on which the Stock is listed.
Section 9.

Defined Terms

In addition to the other definitions contained herein, the following definitions shall apply:

(a)
1% Individual Limit. The term “1% Individual Limit” is defined in subsection 4.1(f)(iii).
(b)
10% Limit. The term “10% Limit” is defined in subsection 4.1(b).
(c)
Award. The term “Award” shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, or Full Value Awards.
(d)
Award Agreement. The term “Award Agreement” is defined in subsection 6.10.
(e)
Board. The term “Board” shall mean the Board of Directors of the Company.
(f)
Change in Control. A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following subparagraphs shall have occurred:
(i)
any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of subparagraph (iii) below; or
(ii)
the following individuals cease for any reason to constitute a majority of the number of directors then serving; individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company), whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or
(iii)
there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation, other than (I) a merger or consolidation (A) immediately following which those individuals who, immediately prior to the consummation of such merger or consolidation, constituted the Board, constitute a majority of the board of directors of the Company or the surviving or resulting entity or any parent thereof, or (B) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company (or such surviving entity or any parent thereof) outstanding immediately after such merger or consolidation, or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions. Notwithstanding the foregoing definition or any other provision of this Plan, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company. For purposes of this definition, the following terms shall have the meaning specified:

(I)
“Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.

(II)
“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13-G.
(III)
“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(g)
Code. The term “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended. A reference to any Code provision shall include reference to any successor provision of the Code.
(h)
Committee. The term “Committee” is defined in subsection 7.1.
(i)
Director. For purposes of the Plan, the term “Director” shall mean a member of the Board.
(j)
Effective Date. The term “Effective Date” is defined in subsection 6.1.
(k)
Eligible Individual. For purposes of the Plan, the term “Eligible Individual” shall mean Employee Participants and any officers, directors or other employees of associated companies of the Company in which the Company has an equity interest, and persons who are expected to become Employee Participants or officers, directors or other employees of associated companies of the Company in which the Company has an equity interest (but effective no earlier than the date on which such individual begins to provide services to the Company, a Subsidiary or an associated company of the Company).
(l)
Employee Participant. For purposes of the Plan, “Employee Participant” shall mean any officers, directors or other employees of the Company (including, for the avoidance of doubt, Non-employee Directors) or any of its Subsidiaries, and persons who are expected to become officers, directors or other employees of the Company or any of its Subsidiaries.
(m)
Exchange Act. The term “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time.
(n)
Exercise Price. The term “Exercise Price” is defined in subsection 2.4.
(o)
Fair Market Value. The “Fair Market Value” of a share of Stock means, as of any date, the value determined in accordance with the following rules:

(i)
If the Stock is at the time listed or admitted to trading on the New York Stock Exchange, then the Fair Market Value shall be the closing price per share of Stock on such date on the New York Stock Exchange or, if no such sale is reported on that date, on the last preceding date on which a sale was so reported.
(ii)
If the Stock is not listed or admitted on the New York Stock Exchange and at the time listed or admitted to trading on another exchange, then the Fair Market Value shall be the closing price per share of Stock on such date on the exchange on which the Stock is then listed or admitted to trading or, if no such sale is reported on that date, on the last preceding date on which a sale was so reported.
(iii)
If the Stock is not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the closing average of the closing bid and asked price of a share of Stock on the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Stock in such market.
(iv)
If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Committee in good faith.
(p)
Group. The term “Group” shall mean the Company and its Subsidiaries.
(q)
HKEx. The term “HKEx” shall mean The Stock Exchange of Hong Kong Limited.
(r)
HKEx Listing Rules. The term “HKEx Listing Rules” shall mean the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited.
(s)
Non-employee Director. For purposes of the Plan, the term “Non-employee Director” shall mean a member of the Board, who is not an officer or employee of the Company or any Subsidiary.
(t)
NYSE. The term “NYSE” shall mean the New York Stock Exchange.
(u)
Other Awards. The term “Other Awards” shall mean all categories of Awards excluding Options and SARs.
(v)
Participant. The term “Participant” is defined in subsection 1.2.
(w)
Performance Measures. The term “Performance Measures” shall mean any one or more of the following corporate-wide or subsidiary, division, operating unit, line of business, project, geographic or individual measures: cash flow; earnings; earnings per share; market value added or economic value added; profits; return on assets; return on equity; return on investment; sales; revenues; stock price; total shareholder return; customer satisfaction metrics; restaurant unit development; and such other goals as the Committee may determine whether or not listed herein, or any combination of the foregoing. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, investments or to assets or net assets. Performance Measures may be applied on a pre- or post-tax basis and may be adjusted to include or exclude components of any Performance Measure, including, without limitation, foreign exchange gains and losses, asset writedowns, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of any Adjustment Events. Performance Measures shall be subject to such other special rules and conditions as the Committee may establish at any time.
(x)
Potential Change in Control. A “Potential Change in Control” shall exist during any period in which the circumstances described in subparagraphs (i), (ii), (iii) or (iv), below, exist (provided, however, that a Potential Change in Control shall cease to exist not later than the occurrence of a Change in Control):
(i)
the Company or any successor or assign thereof enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; provided that a Potential Change in Control described in this subparagraph (i) shall cease to exist upon the expiration or other termination of all such agreements.
(ii)
Any Person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; provided that a Potential Change in Control described in this subparagraph (ii) shall cease to exist upon the withdrawal of such intention, or upon a reasonable determination by the Board that there is no reasonable chance that such actions would be consummated.

(iii)
Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its Affiliates). However, a Potential Change in Control shall not be deemed to exist by reason of ownership of securities of the Company by any person, to the extent that such securities of the Company are acquired pursuant to a reorganization, recapitalization, spin-off or other similar transactions (including a series of prearranged related transactions) to the extent that immediately after such transaction or transactions, such securities are directly or indirectly owned in substantially the same proportions as the proportions of ownership of the Company’s securities immediately prior to the transaction or transactions.
(iv)
The Board adopts a resolution to the effect that, for purposes of this Plan, a potential change in control exists; provided that a Potential Change in Control described in this subparagraph (iv) shall cease to exist upon a reasonable determination by the Board that the reasons that give rise to the resolution providing for the existence of a Potential Change in Control have expired or no longer exist.
(y)
Scheme Mandate Sublimit. The term “Scheme Mandate Sublimit” is defined in subsection 4.1(b).
(z)
Subsidiaries. The term “Subsidiary” shall mean (i) any entity which is accounted for and consolidated in the audited consolidated accounts of another entity as a subsidiary pursuant to the accounting standards adopted by the Company; and (ii) any entity which will, as a result of acquisition of its equity interest by another entity, be accounted for and consolidated in the next audited consolidated accounts of such other entity as a subsidiary pursuant to the accounting standards adopted by the Company.
(aa)
Substitute Award. The term “Substitute Award” means an Award granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, an award previously granted, or the right or obligation to make a future award, in all cases by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines. In no event shall the issuance of Substitute Awards change the terms of such previously granted awards such that the change, if applied to a current Award, would be prohibited under the provisions of subsection 2.9.
(bb)
Stock. The term “Stock” shall mean shares of common stock of the Company which shall rank pari passu in all respects with other fully-paid shares of Stock in issue.